Exhibit 99.1

For more information, contact:

Investors:

Corey Kinger

corey.kinger@ww.com

Media:

Kelsey Merkel

kelsey.merkel@ww.com

WW International, Inc. Announces Third Quarter 2023 Results

●	End of Period Subscribers of 4.0 million

●	Revenues of $214.9 million

●	Gross margin of 66.0%; excluding the net impact of restructuring charges, adjusted gross margin of 66.2%

●	Operating Income of $30.6 million; excluding the net impact of restructuring charges, adjusted operating income of $36.6 million

●	Full Year Fiscal 2023 Guidance Update:

¡	Revenues are expected to be at the low end of the previously provided range of $890.0 million to $910.0 million

¡

Operating Income is now expected to be in the range of $31.0 million to $43.0 million; excluding the net impact of restructuring charges and acquisition transaction costs, adjusted operating income is still expected to be towards the high end of the previously provided range of $80.0 million to $85.0 million

NEW YORK (November 2, 2023) – WW International, Inc. (NASDAQ: WW) (“WeightWatchers,” “WW,” or the “Company”) today announced its results for the third quarter of fiscal 2023.

“We have successfully returned WeightWatchers to subscriber growth, with Q3 end of period subscribers up 6% year-over-year to 4.0 million. This is a significant achievement and a direct result of our work in reinvigorating our core product,” said Sima Sistani, the Company’s CEO. “Clinical subscribers ended the quarter at 45 thousand, up 23% from Q2. We are encouraged by the trends across our business and we expect to end the year with total subscribers slightly above 3.7 million, representing the best seasonal slope in the Company’s reporting history.”

“We are executing well against our strategy and are on track for meeting, and in some cases exceeding, our 2023 objectives. As anticipated, the strategic decisions to promote long-term commitment plans and to wind down our low-margin consumer products business pressured revenues in the quarter. However, as demonstrated by our record gross margin, I am confident we are making the right decisions to return the business to profitable growth,” said Heather Stark, the Company’s CFO.

Q3 2023 Consolidated Results

				% Change
	Three Months Ended			Adjusted for
	September 30, 2023	October 1, 2022	% Change	Constant Currency(1)
(in millions except percentages and per share amounts)

Subscription Revenues, net	$203.5	$220.7	(7.8%)	(9.2%)

Product Sales and Other, net	11.4	29.0	(60.7%)	(61.0%)

Revenues, net	$214.9	$249.7	(14.0%)	(15.3%)

Gross Profit	$141.8	$152.4	(7.0%)	(8.7%)

Non-GAAP Adjustments(1)

Net Restructuring Charges(2)	0.4	0.0

Adjusted Gross Profit(1)	$142.2	$152.4	(6.7%)	(8.5%)

Operating Income (Loss)	$30.6	($254.5)	112.0%	111.4%

Non-GAAP Adjustments(1)

Franchise Rights Acquired Impairments	-	312.7

Net Restructuring Charges(2)	6.0	3.7

Adjusted Operating Income(1)	$36.6	$61.9	(40.9%)	(43.5%)

Net Income (Loss)	$43.7	($206.0)	100.0%*	100.0%*

EPS	$0.54	($2.93)	100.0%*	100.0%*

Total Paid Weeks	52.5	51.9	1.0%	N/A

Digital(3) Paid Weeks	42.8	41.6	2.9%	N/A

Workshops + Digital(4) Paid Weeks	9.1	10.3	(11.6%)	N/A

Clinical(5) Paid Weeks	0.5	-	N/A	N/A

End of Period Subscribers(6)	4.0	3.8	6.0%	N/A

Digital Subscribers	3.3	3.0	7.8%	N/A

Workshops + Digital Subscribers	0.7	0.7	(7.3%)	N/A

Clinical Subscribers	0.0	-	N/A	N/A

Note: Totals may not sum due to rounding.

*Note: Percentage in excess of 100.0% and not meaningful.

(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on the Company’s previously disclosed 2023, 2022, and 2021 restructuring plans, and the reversal of certain of the charges associated therewith.

(3)	“Digital” refers to providing subscriptions to the Company’s digital product offerings, which formerly included Digital 360 (as applicable).
(4)

“Workshops + Digital” refers to providing unlimited access to the Company’s workshops combined with the Company’s digital subscription product offerings to commitment plan subscribers, including former Digital 360 members (as applicable). It also formerly included the provision of access to workshops for members who did not subscribe to commitment plans, which included the Company’s “pay-as-you-go” members.

(5)	“Clinical” refers to providing subscriptions to the Company’s clinical product offerings included in its Sequence program.
(6)	“Subscribers” refers to Digital subscribers, Workshops + Digital subscribers, and Clinical subscribers who participate in recurring bill programs in Company-owned operations.

Q3 2023 Business and Financial Highlights

●

End of Period Subscribers in Q3 2023 were up 6.0% versus the prior year period, driven by the Digital business and the inclusion of 45 thousand Clinical Subscribers. Q3 2023 End of Period Digital Subscribers increased 7.8% versus the prior year period. Q3 2023 End of Period Workshops + Digital Subscribers decreased 7.3% versus the prior year period.

●

Total Paid Weeks in Q3 2023 were up 1.0% versus the prior year period, driven by the Digital business in North America and the inclusion of 534 thousand Clinical Paid Weeks. Q3 2023 Digital Paid Weeks increased 2.9% versus the prior year period. Q3 2023 Workshops + Digital Paid Weeks decreased 11.6% versus the prior year period.

●	Revenues in Q3 2023 were $214.9 million. On a constant currency basis, Q3 2023 revenues decreased 15.3% versus the prior year period.

¡

Subscription Revenues in Q3 2023 were $203.5 million. On a constant currency basis, these revenues decreased 9.2% versus the prior year period. Subscription Revenues included $10.0 million of Clinical Subscription Revenues.

¡

Product Sales and Other in Q3 2023 were $11.4 million. On a constant currency basis, these revenues decreased 61.0% versus the prior year period driven by the continued wind down of the consumer products business.

●

Gross Profit in Q3 2023 was $141.8 million, compared to $152.4 million in the prior year period. Adjusted gross profit in Q3 2023, which excluded the net impact of $0.4 million of restructuring charges, was $142.2 million. Adjusted gross profit in Q3 2022, which excluded the net impact of $0.0 million of restructuring charges, was $152.4 million.

¡

Gross Margin in Q3 2023 was 66.0%, as compared to 61.0% in the prior year period. Adjusted gross margin in Q3 2023 was 66.2%, up from an adjusted gross margin of 61.0% in the prior year period, primarily driven by actions to reduce the fixed cost base within the Workshops + Digital business and a revenue mix shift to the Company’s higher margin Digital business.

●

Operating Income in Q3 2023 was $30.6 million, compared to operating loss of $254.5 million in the prior year period. Adjusted operating income in Q3 2023, which excluded the net impact of $6.0 million of restructuring charges, was $36.6 million. Adjusted operating income in Q3 2022, which excluded the impact of non-cash intangible impairment charges totaling $312.7 million and the net impact of $3.7 million of restructuring charges, was $61.9 million.

●

Income Tax Benefit in Q3 2023 was $38.4 million, which reflected the impact of an unusually high negative annual effective tax rate driven by a valuation allowance and small pretax loss reflected in the Company’s full year fiscal 2023 guidance. In the prior year period, income tax was a benefit of $70.7 million.

●	Net Income in Q3 2023 was $43.7 million compared to net loss of $206.0 million in the prior year period.

●	Diluted earnings per share in Q3 2023 was $0.54 compared to diluted net loss per share of $2.93 in the prior year period.
¡	Certain items affect year-over-year comparability.
∎	Q3 2023 diluted earnings per share incorporated the net positive impact of $0.48 per diluted share in the aggregate due to the following items:
●

$0.54 per diluted share positive tax impact arising from an unusually high negative annual effective tax rate as a result of a valuation allowance and small pretax loss reflected in the Company’s full year fiscal 2023 guidance, mentioned above.

●	$0.06 per diluted share net negative impact of restructuring charges.

∎	Q3 2022 diluted net loss per share incorporated the negative impact of $3.38 per diluted share in the aggregate due to the following items:
●	$3.34 per diluted share negative impact of non-cash intangible impairment charges for Franchise Rights Acquired.
●	$0.04 per diluted share net negative impact of restructuring charges.

Other Items

●	Cash balance as of September 30, 2023 was $107.5 million. On that same date, the Company had no outstanding borrowings under its revolving credit facility.
●

2023 Restructuring Plan: In connection with the previously announced 2023 restructuring plan, the Company recorded aggregate restructuring charges of $6.2 million in Q3 2023. The Company anticipates recording restructuring charges of up to $10.0 million in Q4 2023, increasing the Company’s estimated range for the 2023 restructuring plan to be between $47.0 million to $54.0 million.

Full Year Fiscal 2023 Guidance

The Company is updating its full year fiscal 2023 guidance:

●	Revenues are expected to be at the low end of the previously provided range of $890.0 million to $910.0 million.
●

Operating income is now expected to be in the range of $31.0 million to $43.0 million, compared to the previously provided range of $39.0 million to $51.0 million, due to increased anticipated restructuring charges. Adjusted operating income, which excludes the net impact of restructuring charges and acquisition transaction costs, is still expected to be towards the high end of the previously provided range of $80.0 million to $85.0 million.

Third Quarter 2023 Conference Call and Webcast

The Company has scheduled a conference call today at 4:30 p.m. ET. During the conference call, Sima Sistani, Chief Executive Officer, and Heather Stark, Chief Financial Officer, will discuss the third quarter of fiscal 2023 results and answer questions from the investment community.

The live webcast of the conference call will be available on the Company’s corporate website, corporate.ww.com, in the Investors section under Presentations and Events. Supplemental investor materials will also be available in the same location prior to the start of the webcast. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release and today’s scheduled conference call:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Gross profit, gross margin, operating income (loss), operating income (loss) margin, and selling, general and administrative expenses are discussed both as reported (on a GAAP basis) and as adjusted (on a non-GAAP basis), as applicable, with respect to (i) the third quarter of fiscal 2023 to exclude the net impact of (a) charges associated with the Company’s previously disclosed 2023 restructuring plan (the “2023 plan”) and (b) the reversal of certain of the charges associated with the Company’s previously disclosed 2022 restructuring plan (the “2022 plan”); (ii) the first nine months of fiscal 2023 to exclude (a) the net impact of (w) charges associated with the 2023 plan, (x) charges associated with the 2022 plan or the reversal of certain of the charges associated with the 2022 plan, as applicable, (y) charges associated with the Company’s previously disclosed 2021 organizational restructuring plan (the “2021 plan”) or the reversal of certain of the charges associated with the 2021 plan, as applicable, and (z) the reversal of certain of the charges associated with the Company’s previously disclosed 2020 organizational restructuring plan (the “2020 plan”) and (b) the impact of certain non-recurring transaction costs in connection with the acquisition of Sequence (as defined below); (iii) the third quarter of fiscal 2022 to exclude (a) the impact of impairment charges for the Company’s franchise rights acquired related to its United States, Canada and New Zealand units of account and (b) the net impact of (x) charges associated with the 2022 plan and (y) charges associated with the 2021 plan; and (iv) the first nine months of fiscal 2022 to exclude (a) the impact of impairment charges for the Company’s franchise rights acquired related to its United States, Canada and New Zealand units of account and the impairment charge for the Company’s goodwill related to its wholly-owned subsidiary Kurbo, Inc. (“Kurbo”) and (b) the net impact of (x) charges associated with the 2022 plan, (y) charges associated with the 2021 plan or the reversal of certain of the charges associated with the 2021 plan, as applicable, and (z) the reversal of certain of the charges associated with the 2020 plan. We generally refer to such non-GAAP measures as follows: (i) with respect to the adjustments for the third quarter of fiscal 2023, as excluding or adjusting for the net impact of restructuring charges; (ii) with respect to the adjustments for the first nine months of fiscal 2023, as excluding or adjusting for the net impact of restructuring charges and the impact of acquisition transaction costs; (iii) with respect to the adjustments for the third quarter of fiscal 2022, as excluding or adjusting for the impact of the franchise rights acquired impairments and the net impact of restructuring charges; and (iv) with respect to the adjustments for the first nine months of fiscal 2022, as excluding or adjusting for the impact of franchise rights acquired and goodwill impairments and the net impact of restructuring charges. The Company also presents in the attachments to this release the non-GAAP financial measures earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”); earnings before interest, taxes, depreciation, amortization, stock-based compensation, franchise rights acquired and goodwill impairments, net restructuring charges, and certain non-recurring transaction costs in connection with the acquisition of Sequence (“Adjusted EBITDAS”); total debt less unamortized deferred financing costs, unamortized debt discount and cash on hand (i.e., net debt); and a net debt/Adjusted EBITDAS ratio. Adjusted EBITDAS for the first quarter of fiscal 2023 as presented herein was recast to reflect certain non-recurring transaction costs in connection with the acquisition of Sequence. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About WW International, Inc.

WeightWatchers is a human-centric technology company powered by our proven, science-based, clinically effective weight loss and weight management program. For six decades, we have inspired millions of people to adopt healthy habits for real life. We combine technology and community to help members reach and sustain their goals on our program. To learn more about the WeightWatchers approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any guidance and any statements about the Company’s plans, strategies, objectives, initiatives, roadmap and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the impact of the COVID-19 pandemic on the Company’s business and on the consumer environment and markets in which the Company operates; competition from other weight management and wellness industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s failure to continue to retain and grow its subscriber base; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services, products or brands to continue to appeal to the market, or its ability to successfully expand into new channels of distribution or respond to consumer trends or sentiment; the ability to successfully implement strategic initiatives; the Company’s ability to transform its Workshops + Digital business strategy to meet the evolving needs of its members; the effectiveness and efficiency of the Company’s advertising and marketing programs, including the strength of the Company’s social media presence; the impact on the Company’s reputation of actions taken by its franchisees, licensees, suppliers and other partners, including as a result of its acquisition of Weekend Health, Inc., which is doing business as Sequence (“Sequence”) (the “Acquisition”); the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the Company’s chief executive officer transition; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the early termination by the Company of leases; uncertainties related to a downturn in general economic conditions or consumer confidence, including as a result of the existing inflationary environment, the potential impact of political and social unrest and instability in the banking system as a result of several recent bank failures; the Company’s ability to successfully make acquisitions or enter into joint ventures or collaborations, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses, including with respect to Sequence; the seasonal nature of the Company’s principal business; the impact of events that discourage or impede people from gathering with others or impede accessing resources; the Company’s failure to maintain effective internal control over financial reporting; the impact of the Company’s substantial amount of debt, debt service obligations and debt covenants, and its exposure to variable rate indebtedness; the ability to generate sufficient cash to service the Company’s debt and satisfy its other liquidity requirements; uncertainties regarding the satisfactory operation of the Company’s technology or systems; the impact of data security breaches and other malicious acts or privacy concerns, including the costs of compliance with evolving privacy laws and regulations; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political, social, intellectual property, and foreign currency risks, which risks may be exacerbated as a result of war and terrorism; the outcomes of litigation or regulatory actions; the impact of existing and future laws and regulations; risks related to the Company’s Acquisition, including risks that the Acquisition may not achieve its intended results; risks related to the Company’s exposure to extensive and complex healthcare laws and regulations as a result of the Acquisition; the impact that the sale of substantial amounts of the Company’s common stock by existing large shareholders, or the perception that such sales could occur, could have on the market price of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the United States Securities and Exchange Commission (the “SEC”) (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com). You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AT

(IN THOUSANDS)

UNAUDITED

	September 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$107,498	$178,326
Receivables (net of allowances: September 30, 2023 - $1,435 and December 31, 2022 - $976)	19,178	24,273
Inventories	10,141	20,528
Prepaid income taxes	53,880	19,447
Prepaid expenses and other current assets	28,092	38,757

TOTAL CURRENT ASSETS	218,789	281,331
Property and equipment, net	22,608	28,229
Operating lease assets	55,414	75,696
Franchise rights acquired	386,168	386,745
Goodwill	244,927	155,998
Other intangible assets, net	66,532	63,306
Deferred income taxes	20,728	22,246
Other noncurrent assets	17,087	14,879

TOTAL ASSETS	$1,032,253	$1,028,430

LIABILITIES AND TOTAL DEFICIT
CURRENT LIABILITIES
Portion of operating lease liabilities due within one year	$9,804	$17,955
Accounts payable	19,732	18,890
Salaries and wages payable	61,794	72,577
Accrued marketing and advertising	13,645	17,927
Accrued interest	10,969	5,289
Other accrued liabilities	44,569	30,118
Income taxes payable	987	1,646
Deferred revenue	32,445	32,156

TOTAL CURRENT LIABILITIES	193,945	196,558
Long-term debt, net	1,425,419	1,422,284
Long-term operating lease liabilities	56,643	68,099
Deferred income taxes	15,932	25,084	(1)
Other	15,481	2,185

TOTAL LIABILITIES	1,707,420	1,714,210	(1)

TOTAL DEFICIT
Common stock, $0 par value; 1,000,000 shares authorized; 130,048 shares issued at September 30, 2023 and 122,052 shares issued at December 31, 2022	0	0
Treasury stock, at cost, 51,030 shares at September 30, 2023 and 51,496 shares at December 31, 2022	(3,073,196)	(3,097,304)
Retained earnings	2,409,997	2,416,994	(1)
Accumulated other comprehensive loss	(11,968)	(5,470)

TOTAL DEFICIT	(675,167)	(685,780)	(1)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,032,253	$1,028,430

(1) Certain amounts have been revised at December 31, 2022 to correct immaterial errors related to certain tax matters, which will be more fully described in the Company’s Form 10-Q filing for the fiscal quarter ended September 30, 2023.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	September 30, 2023	October 1, 2022
Subscription revenues, net (1)	$203,496	$220,746

Product sales and other, net (2)	11,375	28,972

Revenues, net	214,871	249,718

Cost of subscription revenues (3)	67,080	73,541

Cost of product sales and other	6,036	23,826

Cost of revenues	73,116	97,367

Gross profit	141,755	152,351

Marketing expenses	48,114	35,696

Selling, general and administrative expenses	63,034	58,443

Franchise rights acquired impairments	—	312,741

Operating income (loss)	30,607	(254,529)

Interest expense	24,508	20,912

Other expense, net	815	1,344

Income (loss) before income taxes	5,284	(276,785)

Benefit from income taxes	(38,447)	(70,749)

Net income (loss)	$43,731	$(206,036)

Earnings (net loss) per share

Basic	$0.55	$(2.93)

Diluted	$0.54	$(2.93)

Weighted average common shares outstanding

Basic	78,979	70,383

Diluted	80,638	70,383

 Note: Totals may not sum due to rounding.

(1) Consists of net “Digital Subscription Revenues”, net “Workshops + Digital Fees” and net “Clinical Subscription Revenues”. “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, which formerly included Digital 360 (as applicable). “Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops. “Clinical Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Clinical offerings.

(2) Consists of sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and franchise fees with respect to commitment plans and royalties.

(3) Consists of cost of revenues and operating expenses for the Company’s Digital, Workshops + Digital and Clinical services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Nine Months Ended
	September 30, 2023	October 1, 2022
Subscription revenues, net (1)	$626,667	$718,122

Product sales and other, net (2)	56,927	98,810

Revenues, net	683,594	816,932

Cost of subscription revenues (3)	233,354	243,710

Cost of product sales and other	45,794	77,811

Cost of revenues	279,148	321,521

Gross profit	404,446	495,411

Marketing expenses	187,468	195,123

Selling, general and administrative expenses	188,638	193,320

Franchise rights acquired and goodwill impairments	—	339,161

Operating income (loss)	28,340	(232,193)

Interest expense	71,429	58,837

Other (income) expense, net	(36)	3,303

Loss before income taxes	(43,053)	(294,333)

Benefit from income taxes	(18,933)	(73,246)	(4)

Net loss	$(24,120)	$(221,087)	(4)

Net loss per share

Basic	$(0.32)	$(3.15)	(4)

Diluted	$(0.32)	$(3.15)	(4)

Weighted average common shares outstanding

Basic	75,861	70,258

Diluted	75,861	70,258

 Note: Totals may not sum due to rounding.

(1) Consists of net “Digital Subscription Revenues”, net “Workshops + Digital Fees” and net “Clinical Subscription Revenues”. “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, which formerly included Digital 360 (as applicable). “Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops. “Clinical Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Clinical offerings.

(2) Consists of sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and franchise fees with respect to commitment plans and royalties.

(3) Consists of cost of revenues and operating expenses for the Company’s Digital, Workshops + Digital and Clinical services.

(4) Certain amounts have been revised for the nine months ended October 1, 2022 to correct immaterial errors related to certain tax matters, which will be more fully described in the Company’s Form 10-Q filing for the fiscal quarter ended September 30, 2023.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

UNAUDITED

	Nine Months Ended
	September 30, 2023	October 1, 2022
Operating activities:
Net loss	$(24,120)	$(221,087)	(1)
Adjustments to reconcile net loss to cash (used for) provided by operating activities:
Depreciation and amortization	39,805	33,371
Amortization of deferred financing costs and debt discount	3,763	3,763
Impairment of franchise rights acquired and goodwill	—	339,161
Impairment of intangible and long-lived assets	197	2,088
Share-based compensation expense	12,838	10,362
Deferred tax benefit	(7,449)	(107,879)
Allowance for doubtful accounts	407	54
Reserve for inventory obsolescence	1,897	4,712
Foreign currency exchange rate (gain) loss	(31)	3,562
Changes in cash due to:
Receivables	9,117	(9,760)
Inventories	9,009	(725)
Prepaid expenses	(27,301)	17,613
Accounts payable	1,221	(3,634)
Accrued liabilities	(17,010)	15,390
Deferred revenue	309	(3,576)
Other long term assets and liabilities, net	(2,701)	(4,662)
Income taxes	(1,104)	1,793	(1)

Cash (used for) provided by operating activities	(1,153)	80,546

Investing activities:
Capital expenditures	(2,143)	(1,756)
Capitalized software expenditures	(26,190)	(27,584)
Cash paid for acquisitions, net of cash acquired	(38,362)	(4,350)
Other items, net	(14)	(29)

Cash used for investing activities	(66,709)	(33,719)

Financing activities:
Taxes paid related to net share settlement of equity awards	(1,417)	(1,938)
Proceeds from stock options exercised	710	—
Cash paid for acquisitions	(1,178)	(113)
Other items, net	(43)	(86)

Cash used for financing activities	(1,928)	(2,137)

Effect of exchange rate changes on cash and cash equivalents	(1,038)	(10,193)

Net (decrease) increase in cash and cash equivalents	(70,828)	34,497
Cash and cash equivalents, beginning of period	178,326	153,794

Cash and cash equivalents, end of period	$107,498	$188,291

(1) Certain amounts have been revised for the nine months ended October 1, 2022 to correct immaterial errors related to certain tax matters, which will be more fully described in the Company’s Form 10-Q filing for the fiscal quarter ended September 30, 2023.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Three Months Ended
	September 30,	October 1,	Variance
	2023	2022

Digital Paid Weeks (1)

North America	27,605	26,274	5.1%

International	15,205	15,325	(0.8%)

Total Digital Paid Weeks	42,810	41,599	2.9%

Workshops + Digital Paid Weeks (1)

North America	6,882	7,753	(11.2%)

International	2,251	2,581	(12.8%)

Total Workshops + Digital Paid Weeks	9,133	10,334	(11.6%)

Clinical Paid Weeks (1)

North America	534	—	N/A

International	—	—	—

Total Clinical Paid Weeks	534	—	N/A

Total Paid Weeks (1)

North America	35,021	34,028	2.9%

International	17,457	17,905	(2.5%)

Total Paid Weeks	52,478	51,933	1.0%

End of Period Digital Subscribers (2)

North America	2,112	1,908	10.7%

International	1,172	1,138	3.0%

Total End of Period Digital Subscribers	3,284	3,046	7.8%

End of Period Workshops + Digital Subscribers (2)

North America	518	555	(6.7%)

International	175	192	(9.2%)

Total End of Period Workshops + Digital Subscribers	693	748	(7.3%)

End of Period Clinical Subscribers (2)

North America	45	—	N/A

International	—	—	—

Total End of Period Clinical Subscribers	45	—	N/A

Total End of Period Subscribers (2)

North America	2,676	2,464	8.6%

International	1,346	1,330	1.2%

Total End of Period Subscribers	4,022	3,794	6.0%

 Note: Totals may not sum due to rounding.

(1) The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products, which formerly included Digital 360 (as applicable); (ii) “Workshops + Digital Paid Weeks” is the sum of total paid commitment plan weeks which include workshops and digital offerings and formerly included total “pay-as-you-go” weeks; (iii) “Clinical Paid Weeks” is the total paid subscription weeks for the Company’s Clinical subscription products; and (iv) “Total Paid Weeks” is the sum of Digital Paid Weeks, Workshops + Digital Paid Weeks and Clinical Paid Weeks.

(2) The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including former Digital 360 (as applicable), subscribers; (ii) “End of Period Workshops + Digital Subscribers” is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; (iii) “End of Period Clinical Subscribers” is the total number of Clinical subscribers; and (iv) “End of Period Subscribers” is the sum of End of Period Digital Subscribers, End of Period Workshops + Digital Subscribers and End of Period Clinical Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Nine Months Ended
	September 30, 2023	October 1, 2022	Variance

Digital Paid Weeks (1)

North America	81,392	87,743	(7.2%)

International	45,465	50,312	(9.6%)

Total Digital Paid Weeks	126,858	138,055	(8.1%)

Workshops + Digital Paid Weeks (1)

North America	21,914	22,724	(3.6%)

International	7,126	7,547	(5.6%)

Total Workshops + Digital Paid Weeks	29,039	30,271	(4.1%)

Clinical Paid Weeks (1)

North America	889	—	N/A

International	—	—	—

Total Clinical Paid Weeks	889	—	N/A

Total Paid Weeks (1)

North America	104,195	110,466	(5.7%)

International	52,591	57,860	(9.1%)

Total Paid Weeks	156,786	168,326	(6.9%)

End of Period Digital Subscribers (2)

North America	2,112	1,908	10.7%

International	1,172	1,138	3.0%

Total End of Period Digital Subscribers	3,284	3,046	7.8%

End of Period Workshops + Digital Subscribers (2)

North America	518	555	(6.7%)

International	175	192	(9.2%)

Total End of Period Workshops + Digital Subscribers	693	748	(7.3%)

End of Period Clinical Subscribers (2)

North America	45	—	N/A

International	—	—	—

Total End of Period Clinical Subscribers	45	—	N/A

Total End of Period Subscribers (2)

North America	2,676	2,464	8.6%

International	1,346	1,330	1.2%

Total End of Period Subscribers	4,022	3,794	6.0%

 Note: Totals may not sum due to rounding.

(1) The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products, which formerly included Digital 360 (as applicable); (ii) “Workshops + Digital Paid Weeks” is the sum of total paid commitment plan weeks which include workshops and digital offerings and formerly included total “pay-as-you-go” weeks; (iii) “Clinical Paid Weeks” is the total paid subscription weeks for the Company’s Clinical subscription products; and (iv) “Total Paid Weeks” is the sum of Digital Paid Weeks, Workshops + Digital Paid Weeks and Clinical Paid Weeks.

(2) The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including former Digital 360 (as applicable), subscribers; (ii) “End of Period Workshops + Digital Subscribers” is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; (iii) “End of Period Clinical Subscribers” is the total number of Clinical subscribers; and (iv) “End of Period Subscribers” is the sum of End of Period Digital Subscribers, End of Period Workshops + Digital Subscribers and End of Period Clinical Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Q3 2023 Variance
						2023
						Constant
	Q3 2023			Q3 2022	2023	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2022	2022

Selected Financial Data

Consolidated Company Revenues	$214,871	$(3,246)	$211,625	$249,718	(14.0%)	(15.3%)

Consolidated Digital Subscription Revenues (1)	$140,889	$(2,671)	$138,218	$155,881	(9.6%)	(11.3%)

Consolidated Workshops + Digital Fees (2)	$52,618	$(491)	$52,127	$64,865	(18.9%)	(19.6%)

Consolidated Clinical Subscription Revenues (3)	$9,989	$—	$9,989	$—	N/A	N/A

Consolidated Subscription Revenues (4)	$203,496	$(3,161)	$200,335	$220,746	(7.8%)	(9.2%)

Consolidated Product Sales and Other (5)	$11,375	$(85)	$11,290	$28,972	(60.7%)	(61.0%)

North America

Digital Subscription Revenues (1)	$92,437	$151	$92,588	$102,735	(10.0%)	(9.9%)

Workshops + Digital Fees (2)	$42,867	$54	$42,921	$52,113	(17.7%)	(17.6%)

Clinical Subscription Revenues (3)	$9,989	$—	$9,989	$—	N/A	N/A

Subscription Revenues (4)	$145,293	$205	$145,498	$154,848	(6.2%)	(6.0%)

Product Sales and Other (5)	$9,394	$5	$9,399	$21,621	(56.6%)	(56.5%)

Total Revenues	$154,687	$210	$154,897	$176,469	(12.3%)	(12.2%)

International

Digital Subscription Revenues (1)	$48,452	$(2,821)	$45,631	$53,146	(8.8%)	(14.1%)

Workshops + Digital Fees (2)	$9,751	$(545)	$9,206	$12,752	(23.5%)	(27.8%)

Clinical Subscription Revenues (3)	$—	$—	$—	$—	N/A	N/A

Subscription Revenues (4)	$58,203	$(3,366)	$54,837	$65,898	(11.7%)	(16.8%)

Product Sales and Other (5)	$1,981	$(90)	$1,891	$7,351	(73.1%)	(74.3%)

Total Revenues	$60,184	$(3,456)	$56,728	$73,249	(17.8%)	(22.6%)

 Note: Totals may not sum due to rounding.

(1) “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, which formerly included Digital 360 (as applicable).

(2) “Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(3) “Clinical Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Clinical offerings.

(4) “Subscription Revenues” equal “Digital Subscription Revenues” plus “Workshops + Digital Fees” plus “Clinical Subscription Revenues”.

(5) “Product Sales and Other” are sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and, in the case of the consolidated financial results and North America reportable segment, franchise fees with respect to commitment plans and royalties.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					YTD 2023 Variance
						2023
						Constant
	YTD 2023			YTD 2022	2023	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2022	2022

Selected Financial Data

Consolidated Company Revenues	$683,594	$1,696	$685,290	$816,932	(16.3%)	(16.1%)

Consolidated Digital Subscription Revenues (1)	$437,613	$610	$438,223	$521,582	(16.1%)	(16.0%)

Consolidated Workshops + Digital Fees (2)	$171,473	$601	$172,074	$196,540	(12.8%)	(12.4%)

Consolidated Clinical Subscription Revenues (3)	$17,581	$—	$17,581	$—	N/A	N/A

Consolidated Subscription Revenues (4)	$626,667	$1,211	$627,878	$718,122	(12.7%)	(12.6%)

Consolidated Product Sales and Other (5)	$56,927	$485	$57,412	$98,810	(42.4%)	(41.9%)

North America

Digital Subscription Revenues (1)	$285,655	$878	$286,533	$342,489	(16.6%)	(16.3%)

Workshops + Digital Fees (2)	$138,639	$326	$138,965	$155,558	(10.9%)	(10.7%)

Clinical Subscription Revenues (3)	$17,581	$—	$17,581	$—	N/A	N/A

Subscription Revenues (4)	$441,875	$1,204	$443,079	$498,047	(11.3%)	(11.0%)

Product Sales and Other (5)	$46,025	$116	$46,141	$71,478	(35.6%)	(35.4%)

Total Revenues	$487,900	$1,320	$489,220	$569,525	(14.3%)	(14.1%)

International

Digital Subscription Revenues (1)	$151,958	$(268)	$151,690	$179,093	(15.2%)	(15.3%)

Workshops + Digital Fees (2)	$32,834	$276	$33,110	$40,982	(19.9%)	(19.2%)

Clinical Subscription Revenues (3)	$—	$—	$—	$—	N/A	N/A

Subscription Revenues (4)	$184,792	$7	$184,799	$220,075	(16.0%)	(16.0%)

Product Sales and Other (5)	$10,902	$369	$11,271	$27,332	(60.1%)	(58.8%)

Total Revenues	$195,694	$376	$196,070	$247,407	(20.9%)	(20.8%)

 Note: Totals may not sum due to rounding.

(1) “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, which formerly included Digital 360 (as applicable).

(2) “Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(3) “Clinical Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Clinical offerings.

(4) “Subscription Revenues” equal “Digital Subscription Revenues” plus “Workshops + Digital Fees” plus “Clinical Subscription Revenues”.

(5) “Product Sales and Other” are sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and, in the case of the consolidated financial results and North America reportable segment, franchise fees with respect to commitment plans and royalties.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

													Q3 2023 Variance
															2023 Constant Currency
														2023		2023
	Q3 2023							Q3 2022						Adjusted		Adjusted
							Adjusted						2023	vs	2023	vs
					Currency	Constant	Constant						vs	2022	vs	2022
	GAAP	Adjustment		Adjusted	Adjustment	Currency	Currency	GAAP		Adjustment		Adjusted	2022	Adjusted	2022	Adjusted
Selected Financial Data
Gross Profit	$141,755	$398	(1)	$142,153	$(2,672)	$139,083	$139,481	$152,351		$6	(4)	$152,357	(7.0%)	(6.7%)	(8.7%)	(8.5%)
Gross Margin	66.0%			66.2%		65.7%	65.9%	61.0%				61.0%

Selling, General and Administrative Expenses	$63,034	$(5,577)	(2)	$57,457	$(485)	$62,549	$56,972	$58,443		$(3,654)	(5)	$54,789	7.9%	4.9%	7.0%	4.0%

Operating Income (Loss)	$30,607	$5,975	(3)	$36,582	$(1,598)	$29,009	$34,984	$(254,529)		$316,401	(6)	$61,872	112.0%	(40.9%)	111.4%	(43.5%)
Operating Income (Loss) Margin	14.2%			17.0%		13.7%	16.5%	(101.9%	)			24.8%

 Note: Totals may not sum due to rounding.

(1)

Excludes the net impact of $444 of charges associated with the Company’s previously disclosed 2023 restructuring plan and the reversal of $46 of charges associated with the Company’s previously disclosed 2022 restructuring plan.

(2)

Excludes the net impact of $5,743 of charges associated with the Company’s previously disclosed 2023 restructuring plan and the reversal of $166 of charges associated with the Company’s previously disclosed 2022 restructuring plan.

(3)

Excludes the net impact of (x) $444 of charges and $5,743 of charges associated with the Company’s previously disclosed 2023 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (y) the reversal of $46 of charges and the reversal of $166 of charges associated with the Company’s previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

(4)

Excludes the net impact of the reversal of $98 of charges associated with the Company’s previously disclosed 2022 restructuring plan and $104 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.

(5)

Excludes the net impact of $3,655 of charges associated with the Company’s previously disclosed 2022 restructuring plan and the reversal of $1 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.

(6)

Excludes (i) the impact of impairment charges of the Company’s franchise rights acquired of $298,291, $13,312 and $1,138 related to its United States, Canada and New Zealand operations, respectively and (ii) the net impact of (x) the reversal of $98 of charges and $3,655 of charges associated with the Company’s previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (y) $104 of charges and the reversal of $1 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

												YTD 2023 Variance
														2023 Constant Currency
													2023		2023
	YTD 2023							YTD 2022					Adjusted		Adjusted
							Adjusted					2023	vs	2023	vs
					Currency	Constant	Constant					vs	2022	vs	2022
	GAAP	Adjustment		Adjusted	Adjustment	Currency	Currency	GAAP	Adjustment		Adjusted	2022	Adjusted	2022	Adjusted
Selected Financial Data
Gross Profit	$404,446	$19,675	(1)	$424,121	$556	$405,002	$424,676	$495,411	$3,853	(4)	$499,264	(18.4%)	(15.1%)	(18.2%)	(14.9%)
Gross Margin	59.2%			62.0%		59.1%	62.0%	60.6%			61.1%

Selling, General and Administrative Expenses	$188,638	$(20,215)	(2)	$168,423	$376	$189,014	$168,800	$193,320	$(18,507)	(5)	$174,813	(2.4%)	(3.7%)	(2.2%)	(3.4%)

Operating Income (Loss)	$28,340	$39,890	(3)	$68,230	$(1,140)	$27,200	$67,089	$(232,193)	$361,521	(6)	$129,328	112.2%	(47.2%)	111.7%	(48.1%)
Operating Income (Loss) Margin	4.1%			10.0%		4.0%	9.8%	(28.4%)			15.8%

 Note: Totals may not sum due to rounding.

(1)

Excludes the net impact of $19,869 of charges associated with the Company’s previously disclosed 2023 restructuring plan, the reversal of $269 of charges associated with the Company’s previously disclosed 2022 restructuring plan, $96 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $21 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(2)

Excludes (i) the net impact of $10,734 of charges associated with the Company’s previously disclosed 2023 restructuring plan, $915 of charges associated with the Company’s previously disclosed 2022 restructuring plan and the reversal of $39 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan, and (ii) the impact of $8,605 of acquisition transaction costs.

(3)

Excludes (i) the net impact of (w) $19,869 of charges and $10,734 of charges associated with the Company’s previously disclosed 2023 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (x) the reversal of $269 of charges and $915 of charges associated with the Company’s previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (y) $96 of charges and the reversal of $39 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (z) the reversal of $21 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues, and (ii) the impact of $8,605 of acquisition transaction costs recorded to selling, general and administrative expenses.

(4)

Excludes the net impact of $4,400 of charges associated with the Company’s previously disclosed 2022 restructuring plan, the reversal of $431 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $116 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(5)

Excludes the impact of $18,273 of charges associated with the Company’s previously disclosed 2022 restructuring plan and $234 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.

(6)

Excludes (i) the impact of impairment charges of the Company’s franchise rights acquired of $298,291, $37,797 and $1,972 related to its United States, Canada and New Zealand operations, respectively, and an impairment charge of the Company’s goodwill related to its Kurbo operations of $1,101 and (ii) the net impact of (w) $4,400 of charges and $18,273 of charges associated with the Company’s previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (x) the reversal of $431 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues, (y) $234 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to selling, general and administrative expenses and (z) the reversal of $116 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

UNAUDITED

	Three Months Ended			Nine Months Ended
	September 30, 2023	October 1, 2022		September 30, 2023	October 1, 2022

Net Income (Loss)	$43,731	$(206,036)		$(24,120)	$(221,087)	(1)

Interest	24,508	20,912		71,429	58,837

Taxes	(38,447)	(70,749)		(18,933)	(73,246)	(1)

Depreciation and Amortization	13,428	10,544		35,633	31,941

Stock-based Compensation	3,225	3,376		8,956	10,362

EBITDAS	$46,445	$(241,953)		$72,965	$(193,193)

Franchise Rights Acquired and Goodwill Impairments	—	312,741	(2)	—	339,161	(3)

2023 Plan Restructuring Charges (4)	6,187	—		30,603	—

2022 Plan Restructuring Charges (5)	(212)	3,557		646	22,674

2021 Plan Restructuring Charges (6)	—	103		57	(198)

2020 Plan Restructuring Charges (7)	—	—		(21)	(116)

Acquisition Transaction Costs (8)	—	—		8,605	—

Adjusted EBITDAS	$52,420	$74,448		$112,855	$168,328

  Note: Totals may not sum due to rounding.

(1)

Certain amounts have been revised for the nine months ended October 1, 2022 to correct immaterial errors related to certain tax matters, which will be more fully described in the Company’s Form 10-Q filing for the fiscal quarter ended September 30, 2023.

(2)	Impairment charges of the Company’s franchise rights acquired of $298,291, $13,312 and $1,138 related to its United States, Canada and New Zealand operations, respectively.
(3)

Impairment charges of the Company’s franchise rights acquired of $298,291, $37,797 and $1,972 related to its United States, Canada and New Zealand operations, respectively, and an impairment charge of the Company’s goodwill related to its Kurbo operations of $1,101.

(4)	Charges associated with the Company’s previously disclosed 2023 restructuring plan.
(5)	The reversal of charges or charges, as applicable, associated with the Company’s previously disclosed 2022 restructuring plan.
(6)	Charges or the reversal of charges, as applicable, associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(7)	The reversal of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(8)	Certain non-recurring transaction costs in connection with the Company’s acquisition of Sequence.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT RATIOS)

UNAUDITED

						Trailing Twelve
	Q4 2022		Q1 2023	Q2 2023	Q3 2023	Months
Net Debt to Adjusted EBITDAS

Net (Loss) Income	$(35,780)	(1)	$(118,679)	$50,828	$43,731	$(59,900)

Interest	22,304		22,846	24,075	24,508	93,733

Taxes	(36,689)	(1)	67,580	(48,066)	(38,447)	(55,622)

Depreciation and Amortization	10,407		10,273	11,932	13,428	46,040

Stock-based Compensation	2,590		2,669	3,063	3,225	11,547

EBITDAS	$(37,168)	(1)	$(15,311)	$41,832	$46,445	$35,798

Franchise Rights Acquired and Goodwill Impairments	57,566	(2)	—	—	—	57,566

2023 Plan Restructuring Charges (3)	13,608		22,632	1,784	6,187	44,211

2022 Plan Restructuring Charges (4)	4,507		40	818	(212)	5,153

2021 Plan Restructuring Charges (5)	(142)		(7)	64	—	(85)

2020 Plan Restructuring Charges (6)	(621)		(5)	(16)	—	(642)

Acquisition Transaction Costs (7)	—		3,719	4,886	—	8,605

Adjusted EBITDAS	$37,750	(1)	$11,068	$49,368	$52,420	$150,606

Total Debt						$1,425,419

Less: Cash						107,498

Net Debt						$1,317,921

Total Debt to Net Loss	(23.8) X

Net Debt to Adjusted EBITDAS	8.8 X

 Note: Totals may not sum due to rounding.

(1)

Certain amounts have been revised for Q4 2022 to correct immaterial errors related primarily to certain tax matters, which will be more fully described in the Company’s Form 10-Q filing for the fiscal quarter ended September 30, 2023.

(2)

Impairment charges of the Company’s franchise rights acquired of $25,739, $19,657, $8,275 and $1,872 related to its United States, Canada, United Kingdom and Australia units of account, respectively, and an impairment charge of the Company’s goodwill related to its Republic of Ireland reporting unit of $2,023.

(3)	Charges associated with the Company’s previously disclosed 2023 restructuring plan.

(4)	Charges or the reversal of charges, as applicable, associated with the Company’s previously disclosed 2022 restructuring plan.

(5)	The reversal of charges or charges, as applicable, associated with the Company’s previously disclosed 2021 organizational restructuring plan.

(6)	The reversal of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(7)	Certain non-recurring transaction costs in connection with the Company’s acquisition of Sequence, which includes $3,719 recast for Q1 2023.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS)

UNAUDITED

Full Year 2023 Operating Income Guidance Reconciliation

Operating Income	$31.0 - $43.0

Net Restructuring Charges (1)	$(40.0) - $(33.0)

Acquisition Transaction Costs (2)	$(8.6)

Adjusted Operating Income	$80.0 - $85.0

(1)

Reflects the remaining net restructuring charges incurred and expected to be incurred in fiscal 2023 related to the Company’s previously disclosed 2023 restructuring plan, 2022 restructuring plan, 2021 organizational restructuring plan and 2020 organizational restructuring plan.

(2)	Reflects certain non-recurring transaction costs in connection with the Company’s acquisition of Sequence, which includes $3.7 million recast for the first quarter of fiscal 2023.